                      MINNESOTA MUTUAL VARIABLE ANNUITY ACCOUNT
                               VOYAGEUR HARBOUR ANNUITY
                            GROWTH SEGREGATED SUB-ACCOUNT
                               PERFORMANCE CALCULATIONS

TOTAL RETURN CALCULATIONS

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the underlying mutual fund portfolio's date of inception. The contracts offered by this prospectus will first become available for sale on February 1, 1997. The performance figures shown reflect the historical results that would have been achieved had the contract been in existence since the inception of the MIMLIC Series Fund, Inc. - Growth Portfolio.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on December 3, 1985. Using the accumulation unit value information attached, the cumulative total return for each type of Voyageur Harbour Annuity Contract without consideration of the contingent deferred sales charge at December 31, 1995 is as follows:

                   ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED
  CUMULATIVE    =  -------------------------------------------------  * 100
  TOTAL RETURN                 INITIAL AMOUNT INVESTED

Cumulative total return for the period from December 3, 1985 to December 31, 1995 is as follows:

                        2,128.46 - 1,000.00
                        -------------------  *  100  = 112.85%
                             1,000.00

AVERAGE ANNUAL TOTAL RETURN

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:

                                            N
                                   P[(1 + T) ] = ERV

Average annual total return for the ten year period ended December 31, 1995 (with and without consideration of the contingent deferred sales charge) is as follows:

VOYAGEUR HARBOUR ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

          $1,000.00 [(1 + .0749)10] = $2,408.54       T = 7.49%


VOYAGEUR HARBOUR ANNUITY CONTRACT - WITHOUT DEFERRED SALES CHARGE

                                10
          $1,000.00 [(1 + .0749)  ] = $2,408.54       T = 7.49%

Average annual total return for the five year period ended December 31, 1995 (with and without consideration of the contingent deferred sales charge) is as follows:

VOYAGEUR HARBOUR ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                5
          $1,000.00 [(1 + .0861) ] = $1,511.28       T = 8.61%


VOYAGEUR HARBOUR ANNUITY CONTRACT - WITHOUT DEFERRED SALES CHARGE

                                5
          $1,000.00 [(1 + .0918) ] = $1,551.28       T = 9.18%

Average annual total return for the one year ended December 31, 1995 (with and without consideration of the contingent deferred sales charge) is as follows:

VOYAGEUR HARBOUR ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                1
          $1,000.00 [(1 + .1304) ] = $1,130.41       T = 13.04%

VOYAGEUR HARBOUR ANNUITY CONTRACT - WITHOUT DEFERRED SALES CHARGE

                                1
          $1,000.00 [(1 + .1904) ] = $1,190.41       T = 19.04%

The following information is used in the total return calculations:

                                                 Accumulation
               Date                               unit value
               ----                               ----------

             05/03/85                             $ 1.000000
             12/31/85                               1.030240
             12/31/90                               1.437414
             12/31/94                               2.024940
             12/31/95                               2.481372